EXHIBIT 10.23


                             AMENDMENT NO.  1 TO
          EARLY PURCHASE PROGRAM ADDENDUM TO LOAN PURCHASE AGREEMENT

 This AMENDMENT NO1 TO EARLY PURCHASE PROGRAM ADDENDUM TO LOAN PURCHASE AGREEMENT (the "Amendment") is made and entered into as of December 23, 2003 by and between Countrywide Home Loans, Inc. ("Countrywide") and United Financial Mortgage, Corp. ("Seller"). This Amendment amends that certain Early Purchase Program Addendum to Loan Purchase Agreement by and between Countrywide and Seller dated as of April 23, 2003 (the "EPP Addendum"), which such EPP Addendum supplements that certain Loan Purchase Agreement by and between Countrywide and Seller dated as of February 7, 2001 (including all the Commitments, Amendments, Addenda, Assignments of Trade and Assignments thereto, collectively, the "Loan Purchase Agreement").

                               R E C I T A L S
                               ---------------

      Countrywide and Seller have previously entered into the EPP Addendum pursuant to which Seller may sell certain loans to Countrywide prior to delivery of certain mortgage loan documents. Countrywide and Seller hereby agree that the EPP Addendum shall be amended as provided herein.

 In consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Countrywide and Seller hereby agree as follows:

 1. Exhibit J - Outstanding Loan Limit. Countrywide and Seller agree that the Outstanding Loan Limit set forth within Exhibit J of the EPP addendum shall be amended as follows:

      "Outstanding Loan Limit: Thirty Five Million Dollars ($35,000,000)

 2. Exhibit J - Over/Under Account; Minimum Balance. Countrywide and Seller agree that the "Minimum Balance" of the Over/Under Account set forth within in Exhibit J required to be maintained by Seller shall be amended to $350,000."

 3. Financial Ratios. Countrywide and Seller agree that the Tangible Net Worth in Exhibit J shall be amended as follows, all other Financial Covenants shall remain unchanged:


      "
       ------------------------------------------------------

       Seller's Tangible Net Worth:     $9,400,000

       ------------------------------------------------------
                                                             "

  4. Exhibit A - EPP Loans. Countrywide and Seller agree that Exhibit A of the EPP Addendum shall be amended to add Subprime Mortgage Loans as follows:

 ------------------------------------------------------------------------------
                    Maximum
                  Percentage                 Initial
 Loan Product or      of          SRP      Purchase  Maximum     Requirements
 Type             Outstanding Enhancement    Price    Dwell        prior to
                  Loan Limit    Percent   Percentage  Time         purchase
 ---------------  ----------  ----------- ---------- ------- ------------------
 Subprime                                                     CLOUT/CLUES  or
 Mortgage Loans                                               Countrywide prior
 (1st mortgages                                               approval. For 50%
 only, maximum       20%        1.65%         97     45 days   of the Maximum
 loan amount of                                                Percentage of
 $350,000)                                                    Outstanding Loan
                                                                 Limit, the
                                                             Requirements prior
                                                              to purchase will
                                                                  be waived
 ------------------------------------------------------------------------------


 5. Initial Purchase Price; Adjusted Purchase Price. Countrywide and Seller agrees that Section 3 is deleted in its entirety and replaced with the following:

      "Initial Purchase Price and Initial Purchase Price Percentage; Final Purchase Price and Final Purchase Price Percentage.

      (a) Initial Purchase Price. As consideration for each EPP Loan to be purchased hereunder, Countrywide shall pay to Seller, on or before the Purchase Date, a portion of the estimated Final Purchase Price (as defined below) (such portion of the estimated Final Purchase Price, the "Initial Purchase Price"). The Initial Purchase Price shall be equal to the product of the unpaid principal balance of the EPP Loan multiplied by the lesser of (i) the Initial Purchase Price Percentage (as defined below) multiplied by the lesser of par, the estimated Final Purchase Price Percentage (as defined below) or (ii) ninety eight percent (98%) of the estimated Final Purchase Price of the EPP Loan. Countrywide shall pay the Initial Purchase Price to Seller in accordance with the instructions set forth in Exhibit C attached hereto. It is understood and agreed that the Initial Purchase Price, being a portion of the estimated Final Purchase Price, includes a holdback amount to account for Countrywide's post purchase review and confirmation that the EPP Loan fully complies with Countrywide's requirements and may include as a holdback certain other normal and customary adjustments, fees and/or discounts made by or owed to Countrywide with respect to the EPP Loan under the Program Agreements.

      (b) Initial Purchase Price Percentage. The Initial Purchase Price Percentage shall be that percentage as set forth on Exhibit A attached hereto or as may be adjusted by Countrywide hereafter in accordance with this Addendum. In addition to any other remedies afforded Countrywide, Countrywide may reduce the Initial Purchase Price Percentage in the event of Seller's breach of its obligations under the Program Agreements. Further, Countrywide may, from time to time, reduce the Initial Purchase Price Percentage to account for any changes in Seller's financial condition and/or changes in general market conditions, which, in either case, Countrywide determines are material changes.

      (c) Recalculation of Initial Purchase Price During Review Period. If, at any time during the Review Period, (A) (i) Countrywide reasonably determines that the loan characteristics of an EPP Loan are different than those originally represented by Seller and Countrywide reduces the Final Purchase Price Percentage for such EPP Loan, (ii) the Final Purchase Price Percentage for any EPP Loan contained in any Assignment of Trade or Commitment applicable to such EPP Loan is reduced as permitted therein or (iii) any Assignment of Trade or Commitment applicable to any EPP Loan is cancelled as permitted therein and a new Assignment of Trade or Commitment is entered into by Countrywide and Seller with respect to such EPP Loan and the Final Purchase Price Percentage for such EPP Loan is reduced in the new Assignment of Trade or Commitment, notwithstanding anything contained herein to the contrary, Countrywide shall have the right to recalculate the Initial Purchase Price paid for the related EPP Loan pursuant to subsection (a) above to account for any such reductions. Further, if an Assignment of Trade or Commitment is cancelled during the Review Period and a new Assignment of Trade or Commitment is not entered into by Countrywide and Seller with respect to any EPP Loan, Countrywide shall have the right to determine the Final Purchase Price Percentage of the EPP Loan and recalculate the Initial Purchase Price pursuant to subsection (a) above based on its determination of the Final Purchase Price Percentage of the EPP Loan. In determining the Final Purchase Price Percentage of any EPP Loan as permitted in the foregoing sentence, Countrywide shall base its determination of the Final Purchase Price Percentage on the current market value of the EPP Loan and use reasonable industry standards to determine the current market value of the EPP Loan and shall provide Seller with at least one
           (1) Business Day prior notice of any such determination of the Final Purchase Price Percentage.

           If any recalculated Initial Purchase Price for any EPP Loan as permitted herein is less than the original Initial Purchase Price paid by Countrywide to Seller for such EPP Loan, Seller shall, at Countrywide's sole option, immediately refund to Countrywide the difference between the original Initial Purchase Price and the recalculated Initial Purchase Price. Notwithstanding the foregoing, Countrywide shall be entitled to deduct from any excess balance in the Over/Under Account any amounts required to be refunded by Seller to Countrywide hereunder.

      (d) Final Purchase Price. Upon Countrywide's review of the EPP Loan and the completion of the related Review Period (as defined below), Countrywide shall determine the Final Purchase Price Percentage and Final Purchase Price of the related EPP Loan. The Final Purchase Price shall be an SRP Enhancement (as defined below). The difference between the Initial Purchase Price and the Final Purchase Price, if any, shall be debited or credited, as applicable, by Countrywide to the Over/Under Account in accordance with Section 4 hereof.

      (e) Final Purchase Price Percentage. The Final Purchase Price Percentage shall be the estimated Final Purchase Price Percentage at the time the EPP Loan was sold to Countrywide, less any adjustments made thereto by Countrywide as permitted by the Program Agreements. In addition to any other remedies afforded Countrywide, Countrywide may require Seller to repurchase such EPP Loan or Seller and Countrywide may negotiate a revised price based on current market conditions in the event of Seller's breach of its obligations under the Program Agreements. Further, Countrywide may require Seller to repurchase an EPP Loan or Seller and Countrywide may negotiate a revised price based on current market conditions for any changes in Seller's financial condition and/or changes in general market conditions, which, in either case, Countrywide determines are material changes.

      (f) Facility Fee. Seller shall pay to Countrywide an annual facility fee of .10% times the Outstanding Loan Limit, payable on the effective date of the Addendum.

      (g) Fees. Countrywide shall charge, and Seller shall be obligated to pay, in addition to any other fees applicable under the Program Agreements, a File Fee and a Disbursement Fee in connection with each EPP Loan purchased pursuant to this Addendum. The current amounts of these fees, as well as the current amounts of any other fees which are applicable under the Early Purchase Program, are set forth in Exhibit J attached hereto. All fees under the Early Purchase Program may be changed by Countrywide from time to time upon notice to Seller and may be deducted by Countrywide from the Over/Under Account in accordance with Section 4 hereof."


 6. No Other Amendments. Other than as expressly modified and amended herein, the EPP Addendum and Loan Purchase Agreement shall remain in full force and effect and nothing herein shall affect the rights and remedies of Countrywide as provided under the EPP Addendum and Loan Purchase Agreement.

 7. Capitalized Terms. Any capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the EPP Addendum or Loan Purchase Agreement, as applicable.

 8. Facsimiles: Facsimile signatures shall be deemed valid and binding to the same extent as the original.


 IN WITNESS WHEREOF, Countrywide and Seller have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first written above.

 COUNTRYWIDE HOME LOANS, INC.            UNITED FINANCIAL MORTGAGE, CORP


 By:  /s/ John M. Bauer                  By:  /s/ Steve Y. Khoshabe
      -----------------------                 ---------------------
      Signature                               Signature

 Name:  John M. Bauer                    Name:  Steve Y. Khoshabe

 Title: Vice President                   Title: President and Chief
                                                Executive Officer